As filed with the Securities and Exchange Commission on June 12, 2008
                                                     Registration No. 333-151229

================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM S-1/A
                                (AMENDMENT NO. 1)

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              WOLF RESOURCES, INC.
                 (Name of small business issuer in its charter)

              NEVADA                               1000                          20-2414965
  (State of other jurisdiction          (Primary Standard Industrial           (IRS Employer
of incorporation or organization)        Classification Code Number)         Identification No.)

                               Wolf Resources Inc.
                         Christopher Paterson, President
                                 564 Wedge Lane
                                Fernley, NV 89408
                            Telephone: (604) 805-6340
                            Facsimile: (604) 224-5674
          (Address and telephone number of principal executive offices)

                                Robert C. Harris
                                 564 Wedge Lane
                                Fernley, NV 89408
            (Name, address and telephone number of agent for service)

                                   COPIES TO:

                               Karen Batcher, Esq.
                          Batcher Zarcone & Baker, LLP
                             4252 Bonita Road, #151
                                Bonita, CA 91902
                               TEL: (619) 475-7882
                               FAX: (619) 789-6262

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]                        Accelerated filer         [ ]
Non-accelerated filer   [ ]                        Smaller reporting company [X]

                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of Each                          Proposed       Proposed
  Class of                             Maximum         Maximum
 Securities                            Offering       Aggregate       Amount of
   to be           Amount of Shares    Price Per      Offering      Registration
 Registered        to be Registered    Share (1)        Price            Fee
--------------------------------------------------------------------------------
Series A Preferred
Stock (Convertible)    1,500,000         $.10          $150,000       $5.90
--------------------------------------------------------------------------------
Common Stock (2)      60,000,000            0                 0       $0.00 (3)
================================================================================
(1) Estimated solely for purposes of calculating the registration fee based upon the proposed sale price of the shares.
(2) Represents the common stock issuable on the conversion of the Series A Preferred Stock.
(3)  No fee pursuant to Rule 457(i)

The Registrant hereby amends the Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Acts of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8 (a), may determine.
================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                    SUBJECT TO COMPLETION, DATED JUNE 12, 2008


                                   PROSPECTUS

                              WOLF RESOURCES, INC.

                  1,500,000 shares of Series A Preferred Stock

                                 $.10 per share

We are offering shares of our Series A Preferred Stock (the "Preferred Stock"). The Preferred Stock may be converted by the holder into 40 shares of our common stock at any time. No additional payment is required in connection with a conversion. We will not pay any dividend on the Preferred Stock unless we pay a dividend on our common stock. In that event the holders will be paid a dividend equivalent to the dividend which would be received on the number of shares of common stock into which the Preferred Stock could be converted. In the event that we are liquidated the Preferred Stock would be entitled to receive the amount of $.10 per share before any distribution to our common stock.

This prospectus also relates to the offering of up to 60,000,000 shares of our Common Stock which may be issued upon conversion of the Series A Preferred Stock.

There is no minimum number of shares that must be sold in this offering. We will retain all proceeds from sales of the shares irrespective of the number of shares sold.

The shares are being offered through our President pursuant to an exemption as a broker/dealer under Rule 3a 4-1 of the Securities Exchange Act. There is no minimum offering. Proceeds from the sale of the shares, up to $150,000 if all the shares offered are sold, will not be placed in an escrow account and may be used by us upon receipt. We are offering the shares until 180 days from effective date but we may terminate the offering earlier.

Prior to this offering there has been no public market for our preferred stock and there can be no assurance that any such market will develop. Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "WLFR.OB".

THE SHARES INVOLVE SUBSTANTIAL RISK. SEE "RISK FACTORS" ON PAGE 5.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES AGENCY NOR HAS THE COMMISSION OR ANY SUCH AGENCY PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                  The date of this Prospectus is June 12, 2008

                               PROSPECTUS SUMMARY

PROSPECTIVE INVESTORS ARE URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY.

THIS SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION YOU SHOULD CONSIDER BEFORE MAKING YOUR INVESTMENT DECISION. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE SECTION TITLED "RISK FACTORS" AND THE FINANCIAL STATEMENTS AND THE NOTES RELATING TO THOSE STATEMENTS.

                           FORWARD-LOOKING STATEMENTS

THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. WE USE WORDS SUCH AS ANTICIPATE, BELIEVE, PLAN, EXPECT, FUTURE, INTEND AND SIMILAR EXPRESSIONS TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. YOU SHOULD NOT PLACE TOO MUCH RELIANCE ON THESE FORWARD-LOOKING STATEMENTS. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS FOR MANY REASONS, INCLUDING THE RISKS FACED BY US DESCRIBED IN THE "RISK FACTORS" SECTION AND ELSEWHERE IN THIS PROSPECTUS.

We are in the business of mineral property exploration. We are currently in the start-up phase of operations. Our sole mineral property asset is a mineral claim known as the Copper Road I - VI claim, located Approx 2 Kilometers East of Deep Water Bay (N.T.S. 92K/03W) Quadra Island of British Columbia. Pursuant to a Mineral Property Purchase Agreement dated March 3, 2005, we acquired a 100% undivided right, title and interest in and to the property. The owner of the Copper Road I - VI claim and the grantor of the purchase is Larry Sostad of Vancouver, British Columbia.

A "mineral claim" refers to a specific section of land over which a title holder owns rights to exploration to ground. Such rights may be transferred or held in trust. Mr. Sostad is currently our Trustee and is holding the Copper Road I - VI property in his name for our benefit. It is a common procedure to have such claims held in trust given the expense that we would incur in registering as a recorded claim holder and as an extra-provincial company in British Columbia. We can request that the claims be registered in our name at any time.

If the trustee becomes bankrupt or transfers the claims to a third party, we may incur significant legal expenses in enforcing our interest in the claims in British Columbia courts. The registration of the claims in the name of a trustee does not impact a third party's ability to commence an action against us respecting the property itself or to seize the claims after obtaining judgment.

The Copper Road I - VI claim consists of one mineral claim comprising 150 hectares. It is currently recorded under Tenure Number 526652. The original claim was created on March 3, 2005 and renewed under Tenure Number 526652 on January 30, 2005. The claim and is in good standing until January 31, 2009. The claims are owned as to 100% by the Company which entitles the Company to the sub-surface mineral rights. The company does not have any interest in the surface rights. To maintain the ownership of the claims, the company is obligated to either complete exploration work of one hundred dollars per cell per year (i.e. $600.00 per year) for the first three years commencing March 3, 2005, thence two hundred dollars per cell (i.e. $1,200) per year thereafter or the payment of the equivalent of cash in lieu prior to the Expiry Date. There is no other cost associated with the annual renewal of the Company's claim. We have complied with these requirements to date. However, if we fail to renew the claim at the expiry of the claim's tenure, we may lose rights to renew altogether, which would leave the Company void of its major asset.

Our objective is to conduct mineral exploration activities on the Copper Road I
- VI claim in order to assess whether it possesses economic reserves of minerals such as gold, copper and silver. We have not yet identified any economic mineralization on the property. Our proposed exploration program, which is broken down into four phases, is designed to search for an economic mineral deposit. The four phases encompass compilation and analysis of previous exploration data, investigation of anomalous areas, localized general and detailed magnetometer and soil surveys, and testing diamond drilling of targets delineated within the potential exploration sites.

Exploration for minerals is a speculative venture necessarily involving substantial risk. In all probability, the Copper Road I - VI claim does not contain any reserves and funds that we spend on exploration will be lost.

We were incorporated as Cantop Ventures, Inc. on February 22, 2005 under the laws of the state of Nevada. On April 30, 2008, we filed Amended and Restated Articles of Incorporation changing our name from Cantop Ventures, Inc. to Wolf Resources, Inc. Our principal offices are located at 564 Wedge Lane, Fernley, NV 89408 Our telephone number is (604) 805-6340.

THE OFFERING:

Stock Offered:                1,500,000 shares of Series A Preferred Stock

Offering price:               $.10 per share

Liquidation Preference:       $.10 per share

Dividends:                    In the event a dividend or distribution is
                              declared on the Common Stock of the Company, in cash or other property (other than a dividend of our Common Stock), the holders of the Series A
                              Preferred Stock will be entitled to receive the amount of cash or property equal to the cash or property which would be received by the holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock could be converted immediately prior to such dividend or distribution.

Optional Conversion:          Each share of Series A Preferred Stock may be
                              converted, at the option of the holder, into 40 shares of our common stock, subject to adjustment in a number of circumstances described under "Description of Series A Preferred Stock--
                              Conversion into Common Stock." No additional payment is required in connection with a conversion.

Voting Rights:                The Series A Preferred Stock has no voting rights.

Series A Preferred Stock
Outstanding:                  None

Common Stock outstanding:

Prior to offering:           8,500,000 shares

After offering assuming
sale of all preferred
and conversion of
convertible preferred
Stock into common stock:      68,500,000 shares Because this is a self
                              underwritten offering with no minimum, we may receive from $0 up to $150,000 if all 1,500,000 shares offered are Estimated Proceeds: sold.

Use of Proceeds:              Operations and development of our business,
                              potential acquisition of resource properties, and working capital.

Prior to this offering there has been no public market for our preferred stock and there can be no assurance that any such market will develop. Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "WLFR.OB".

    SUMMARY INFORMATION, RISK FACTORS AND RATION OF EARNINGS TO FIXED CHARGES

                          SUMMARY FINANCIAL INFORMATION

BALANCE SHEET
                                                               April 30, 2008
                                                               --------------

     Cash                                                         $    511
                                                                  --------
     Total Assets                                                 $    511
                                                                  --------
     Liabilities                                                  $ 19,166
                                                                  --------
     Total Stockholders' Equity                                   $(18,655)
                                                                  ========

STATEMENT OF OPERATIONS

                                                           From Incorporation on
                                                            February 22, 2005 to
                                                               April 30, 2008
                                                               --------------

     Revenue                                                      $      0
                                                                  --------
     Net Loss and Deficit                                         $(77,255)
                                                                  ========

Our auditors have issued a going concern opinion, which is set forth in Note 2 to the audited Financial Statements included in this Registration Statement.

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

Our current operating funds are less than necessary to complete all intended exploration of the Copper Road I - VI claim, and therefore we will need to obtain additional financing in order to complete our business plan. We currently do not have any operations and we have no income. As well, we will not receive any funds from this registration.

Our business plan calls for significant expenses in connection with the exploration of the Copper Road I - VI claim. Our current exploration program consists of four phases. The actual cost for phase one was US $6,300 and the estimated cost for phase two is $6,300. The estimated cost to complete phases three and four are $12,600 and $29,400 respectively, as outlined in detail in the table on pages 21-22 of this registration statement.

While we had sufficient funds to conduct phase one of our exploration program, we will require additional financing in order to commence phase II and to cover our anticipated administrative costs. We will also require additional financing if the costs of the exploration of the Copper Road I - VI claim are greater than anticipated. Even after completing all proposed exploration, we will not know if we have a commercially viable mineral deposit. Further, if we complete our current exploration program and are successful in identifying mineral deposits, substantial funds will be required on further drilling and engineering studies to ascertain whether we have commercially viable mineral deposit or reserve.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market price for copper, investor acceptance of our property and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

BECAUSE WE HAVE COMPLETED LIMITED EXPLORATION ON THE CLAIM, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have only completed Phase I of our exploration plan on the Copper Road I - VI claim (the Phases of our exploration described in detail under "Description of Business - Proposed Budget" below.) Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on February 22, 2005 and to date have been involved primarily in organizational activities and the acquisition of the purchase of a mineral property. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

WE EXPECT TO INCUR SIGNIFICANT LOSSES IN THE FORESEEABLE FUTURE.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. For example, completion of exploration phase two is estimated to cost us $6,300. We have received positive results from phase I exploration. If we receive positive results from phase two, we expect to incur additional costs estimated of $12,600 to complete exploration phase three and $29,400 for completion of phase four. We do not expect to receive any income while conducting the above-mentioned exploration phases. We therefore expect to incur significant losses into the foreseeable future.

BECAUSE THE CLAIM IS HELD IN TRUST, WE MAY INCUR COSTS IF THE TRUSTEE BECOMES BANKRUPT OR TRANSFERS THE CLAIMS TO A THIRD PARTY

A "mineral claim" refers to a specific section of land over which a title holder owns rights to exploration to ground. Such rights may be transferred or held in trust. Mr. Sostad is currently our Trustee and is holding the Copper Road I - VI property in his name for our benefit. It is a common procedure to have such claims held in trust given the expense that we would incur in registering as a recorded claim holder and as an extra-provincial company in British Columbia. We can request that the claims be registered in our name at any time.

If the trustee becomes bankrupt or transfers the claims to a third party, we may incur significant legal expenses in enforcing our interest in the claims in British Columbia courts. The registration of the claims in the name of a trustee does not impact a third party's ability to commence an action against us respecting the property itself or to seize the claims after obtaining judgment.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. The likelihood of our mineral property containing economic mineralization or reserves of gold is extremely remote. Exploration for minerals is a speculative venture necessarily involving substantial risk. In all probability, the Copper Road I - VI claim does not contain any reserves and funds that we spend on exploration will be lost. As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED. OUR INDEPENDENT AUDITOR HAS RAISED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The report of our independent accountant to our audited financial statements for the period ended July 31, 2007 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such factors identified in the report are that we have an accumulated deficit since inception, we are likely to incur further losses in the development of our business and that we are dependent upon obtaining adequate financing and generating profitable operations.

THERE IS A RISK THAT WE WILL LOSE ALL RIGHTS TO THE CLAIM IF WE FAIL TO RENEW BY THE EXPIRY DATE.

The Copper Road I - VI claim consists of one mineral claim comprising 150 hectares. It is currently recorded under Tenure Number 526652. The original claim was created on March 3, 2005 and we have renewed the claim on an annual basis. The claim is presently in good standing until January 31, 2009. The claims are owned as to 100% by the Company which entitles the Company to the sub-surface mineral rights. The company does not have any interest in the surface rights. To maintain the ownership of the claims, the company is obligated to either complete exploration work of one hundred dollars per cell per year (i.e. $600.00 per year) for the first three years commencing March 3, 2005, thence two hundred dollars per cell (i.e. $1,200) per year thereafter or the payment of the equivalent of cash in lieu prior to the Expiry Date. There is no other cost associated with the annual renewal of the Company's claim. We have diligently renewed our claim annually. However, if we fail to renew the claim at the expiry of the claim's tenure, we may lose rights to renew altogether, which would leave the Company void of its major asset.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON THE COPPER ROAD I
- VI CLAIM, WE MAY NOT BE ABLE TO SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION.

The Copper Road I - VI claim does not contain any known bodies of mineralization. If we complete our current exploration program and are successful in identifying mineral deposits, substantial funds will be required on further drilling and engineering studies to ascertain whether we have commercially viable mineral deposit or reserve. In addition, if our exploration programs are successful in establishing gold of commercial tonnage and grade, we will require additional funds in order to place the property into commercial production. We may not be able to obtain such financing.

IF WE BECOME SUBJECT TO BURDENSOME GOVERNMENT REGULATION OR OTHER LEGAL UNCERTAINTIES, OUR BUSINESS WILL BE NEGATIVELY AFFECTED.

There are several governmental regulations that materially restrict mineral property exploration and development. Under Canadian mining law, to engage in certain types of exploration will require work permits, the posting of bonds and the performance of remediation work for any physical disturbance to the land. While these current laws will not affect our current exploration plans, if we proceed to commence drilling operations on the Copper Road I - VI property, we will incur modest regulatory compliance costs.

In addition, the legal and regulatory environment that pertains to the exploration of ore is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from exploring for ore deposits. The growth of demand for ore may also be significantly slowed. This could delay growth in potential demand for and limit our ability to generate revenues. In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied. These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

BECAUSE MANAGEMENT HAS NO TECHNICAL EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

None of our officers or directors has any technical training or experience in the field of geology and specifically in the areas of exploring for, starting and operating a mine. As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants. As well, with no direct training or experience in these areas, our management may not be fully aware of the specific requirements related to working in this industry. Their decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently, our operations, earnings and ultimate financial success may suffer irreparable harm due to management's lack of training and experience in this industry.

BECAUSE OUR PRESIDENT HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Mr. Christopher Paterson only spends approximately 25% of his business time providing his services to us. While Mr. Paterson presently possesses adequate time to attend to our interests, it is possible that the demands on Mr. Paterson from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and no certainty that a market will develop. Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "WLFR.OB." However, our shares may never trade on the bulletin board. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

UNDER RULE 144, A SIGNIFICANT NUMBER OF RESTRICTED SHARES MAY BE AVAILABLE TO THE PUBLIC IN MAY, 2006

There are currently 4,000,000 restricted shares outstanding that may, under Rule 144, have become available for sale to the public in May, 2006. Hence, the possible sale of those restricted shares may, in the future, dilute the percentage of free-trading shares held by a shareholder or subsequent purchaser of these securities, and may have a depressive effect on the price of our securities.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Please refer to the "Plan of Distribution" section for a more detailed discussion of penny stock and related broker-dealer restrictions.

THE OFFERING PRICE OF $.10 PER SHARE IS SPECULATIVE.

The offering price of $.10 per share has been arbitrarily determined by our management and does not bear any relationship to the assets, net worth or actual or projected earnings of the Company or any other generally accepted criteria of value.

WE HAVE NOT PAID ANY CASH DIVIDENDS.

The preferred stock will not be paid any dividends unless we pay dividends on our common stock. We have not paid any cash dividends on our common stock nor do we presently contemplate the payment of any cash dividends. Accordingly, there can be no assurance that you will receive any return from an investment in our convertible preferred stock. In the absence of the payment of dividends, any return on your investment would be realized only upon your sale of our stock. We are not making any representations that an investment in our stock will be profitable or result in a positive return.

                       RATIO OF EARNINGS TO FIXED CHARGES

Not Applicable, as there are currently no earnings.

                                 USE OF PROCEEDS

Because this offering has no minimum, we may receive a small amount of proceeds up to the maximum of $150,000 if all 1,500,000 shares offered by this prospectus are sold. We plan to use the net proceeds of this offering as follows based upon various levels of sales of shares after deducting estimated offering expenses of $12,000.

                               $18,750       $37,500       $75,000      $150,000
                               -------       -------       -------      --------
Exploration
  - Phase II                   $ 6,300       $ 6,300       $ 6,300       $ 6,300
Legal                                0         3,000         8,000        12,000
Accounting                         450         4,800         5,200         6,000
General and Administrative           0         9,500        15,000        20,000
Working Capital (1)                  0         1,900        28,500        93,700

----------
(1) The Company may use Working Capital for acquisition of additional resource properties.

The foregoing represents our best estimate of the allocation of the proceeds of this offering based on planned use of funds for the our operations and current objectives. We may reallocate funds from time to time if we believe such reallocation to be in our best interest for uses that may or may not have been herein anticipated.

                         DETERMINATION OF OFFERING PRICE

Our management has arbitrarily determined the price of the shares we are offering for sale under this prospectus and the conversion ratio of the convertible preferred stock into common stock. In determining the offering price and conversion ratio, our management considered the most recent price paid for our shares by our current shareholders, our business potential, and market valuation of competing firms.

                                    DILUTION

As of April 30, 2008, we had net tangible book value of ($18,655), or ($.0022) per share of Common Stock. Net book value per share means our tangible assets less all liabilities divided by the number of shares of Common Stock outstanding. After giving effect to the sale of the maximum 1,500,000 shares of Series A Preferred Stock at a price of $.10 (less the estimated expenses of this offering of $12,000) and conversion of such shares into Common Stock, the adjusted net tangible book value would have been approximately $.0017 per share of Common Stock. The result would be an immediate increase in net tangible book value of $.0039 per share of Common Stock to existing stockholders and an immediate dilution of $.0008 per share to new investors. The following table illustrates this dilution to new investors on a per common share basis:

  Pro-forma public price of Common Stock after conversion..........    .0025

  Net tangible book value per share of Common
  Stock before the offering .......................................   (.0022)

  Increase per Common share attributable to the sale to
  new investors of the shares in this offering ....................    .0039

  Net tangible book value per Common share after offering .........    .0017
                                                                      ------

  Dilution per Common share to new investors ......................   $.0008
                                                                      ======

The following table summarizes the investments of all existing stockholders and new investors after giving effect to the sale of the maximum shares of Series A Preferred Stock in this offering and conversion of such stock into Common Stock, a comparison of the number of shares of Common Stock acquired from the Company, the percentage of ownership of such shares, the total consideration paid, the percentage of total consideration paid and the average price per share.

                                  Shares Purchased       Total Consideration
                                -------------------      --------------------    Average Price
                                Number      Percent        Amount     Percent      per Share
                                ------      -------        ------     -------      ---------
Existing stockholders ....    8,500,000       12.4%      $ 31,000       17.1%      $.004
New investors ............   60,000,000       87.6%      $150,000       82.9%      $.003
                             ----------      -----       --------      -----
Total ....................   68,500,000      100.0%      $181,000      100.0%
                             ==========      =====       ========      =====

                                 CAPITALIZATION

The following table sets forth our capitalization as of April 30, 2008 and as adjusted to reflect the sale of the 1,500,000 shares of Series A Preferred Stock offered herein and pro forma as adjusted to reflect conversion of 1,500,000 shares of Series A Preferred Stock into 60,000,000 shares of common stock.

                                                              April 30, 2008
                                                           ----------------------     Pro forma
                                                            Actual       Adjusted      Adjusted
                                                           --------      --------     ---------
STOCKHOLDERS' EQUITY
Common Stock, $.001 par value: 100,000,000
shares authorized, 8,500,000 issued and
outstanding (actual), 8,500,000 issued
and outstanding (as adjusted) and 68,500,000
issued and outstanding (proforma as adjusted) .........   $  8,500      $  8,500     $ 68,500

Preferred Stock $.001 par value: 20,000,000
authorized, 0 Series A Preferred shares
issued and outstanding (actual), 1,500,00
shares issued and outstanding (as adjusted),
0 issued and outstanding (pro forma as adjusted) ......         --         1,500           --

Additional paid-in capital ............................     50,100       186,600      128,100
Deficit accumulated during the development stage ......    (77,255)      (77,255)     (77,255)
                                                          --------      --------     --------

Total stockholders' equity ............................   $(18,655)     $119,345     $119,345
                                                          ========      ========     ========

                              PLAN OF DISTRIBUTION

We are offering up to 1,500,000 shares of Series A Preferred Stock at a price or $.10 per share. We are offering the shares directly to the public until 180 days from the date of this prospectus, however, we may terminate the offering prior to that date. There is no minimum amount of shares that must be sold before we use the proceeds. Proceeds will not be returned to investors if we sell less than all of the 1,500,000 shares being offered in this prospectus. The proceeds from the sales of the shares will be paid directly to us promptly following each sale and will not be placed in an escrow account.

The offering will be conducted by our President, Christopher Paterson. Under Rule 3a 4-1 of the Securities Exchange Act an issuer may conduct a direct offering of its securities without registration as a broker/dealer. Such offering may be conducted by officers who perform substantial duties for or on behalf of the issuer otherwise then in connection with securities transactions and who were not brokers or dealers or associated persons of brokers or dealers within the preceding 12 months and who have not participated in selling an offering of securities for any issuer more than once every 12 months, with certain exceptions.

Furthermore, such persons may not be subject to a statutory disqualification under Section 3(a)(39) of the Securities Exchange Act and may not be compensated in connection with securities offerings by payment of commission or other remuneration based either directly or indirectly on transactions in securities and are not at the time of offering our shares are associated persons of a broker or dealer. Our President, Christopher Paterson, meets these requirements.

                                  HOW TO INVEST

Subscriptions for purchase of shares offered by this prospectus can be made by completing, signing and delivering to us, the following:

     1.   an executed copy of the Subscription Agreement; and

     2. payment in the form of wire transfer to Batcher Zarcone & Baker, LLP Client Trust Account, wire information included in Subscription Agreement

                              RESALE OF OUR SHARES

There is presently no public market for our Series A Preferred Stock and there is no assurance that a trading market will develop or be sustained. Accordingly, anyone who purchases Series A Preferred stock pursuant to this Registration Statement may have to hold the shares indefinitely and may have difficulty selling them if an active trading market does not develop.

Our common stock is currently listed on the Over-the-Counter Bulletin Board under the symbol "WLFR.OB" There can be no assurance that an active trading market for the common stock will develop or be sustained or that the market price of the common stock will not decline below the initial public trading price. The initial public trading price will be determined by market makers independent of us. You may convert our preferred stock into common stock at any time. See, "Description of Securities - Series A Preferred Stock" below.

Even if a market develops for our common stock you may have difficulty selling our shares due to the operation of the SEC's penny stock rules. These rules regulate broker-dealer practices in connection with transactions in "penny stocks." These requirements may have the effect of reducing the level of trading activity in the secondary market for our stock.

We are registering the preferred stock for sale in several states throughout the United States. The "blue sky" laws of some states may impose restrictions upon the ability of investors to resell our shares in those states without registration or an exemption from the registration requirements. Accordingly, investors may have difficulty selling our shares and should consider the secondary market for our shares to be a limited one.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

                                  COMMON STOCK

We are authorized to issue 100,000,000 shares of Common Stock, $.001 par value. The holders of our Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then up for election. The holders of our Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefore. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, such as the Series A Preferred Stock, having preference over the Common Stock. Holders of shares of our Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are fully paid and non-assessable.

                                PREFERRED STOCK

Our board of directors has the authority, without stockholder approval, to issue up to 20,000,000 shares of preferred stock in one or more series and to determine the rights, privileges and limitations of the preferred stock. The rights, preferences, powers and limitations on different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions, and purchase funds and other matters. As of the date of this prospectus we have no preferred stock outstanding.

                    DESCRIPTION OF SERIES A PREFERRED STOCK

Pursuant to its authority, our board of directors has designated 1,500,000 shares of the preferred stock as the Series A Preferred Stock. The shares of convertible preferred stock, when issued and sold in the manner contemplated by this prospectus, will be duly and validly issued, fully paid and non-assessable. Subscribers to our Series A Preferred Stock will not have any preemptive rights if we issue other series of preferred stock. The convertible preferred stock is not subject to any sinking fund. We have no right or obligation to redeem the convertible preferred stock. The convertible preferred stock has a perpetual maturity and may remain outstanding indefinitely, subject to your right to convert the convertible preferred stock into common stock. Any convertible preferred stock converted or acquired by us will, upon cancellation, have the status of authorized but unissued shares of preferred stock of no designated series. We will be able to reissue these cancelled shares of preferred stock.

                                    DIVIDENDS

From and after the dates of issuance of any shares of Series A Preferred Stock, each outstanding share of the Series A Preferred Stock shall entitle its holder to receive when, if and as declared by the Board of Directors, but only out of funds legally available for the payment of dividends, dividends at 6% of its par value per annum payable in cash, prior to and in preference to the payment of any dividend or other distribution on the Corporation's common stock, par value $.001 per share (the "Common Stock"). Such dividends, when, if and as declared, shall be payable in one annual installment on the last day of December of each year, to holders of record on the last day of the month preceding the month in which the payment date occurs. Dividends on each share of the Series A Preferred Stock shall be noncumulative and shall not accrue if not declared and paid. Dividends payable on a share of the Series A Preferred Stock for any period less than a full annual dividend period shall be computed on the basis of a 365-day year.

In the event any dividend or other distribution payable in cash or other property (other than shares of our Common Stock) is declared on our Common Stock, each Holder of shares of Series A Preferred Stock on the record date for such dividend or distribution shall be entitled to receive per share on the date of payment or distribution of such dividend or other distribution the amount of cash or property equal to the cash or property which would be received by the holders of the number of shares of Common Stock into which such share of Series A Preferred Stock would be converted pursuant immediately prior to such record date.

The Company shall declare or pay a dividend on any share of Common Stock unless a dividend, payable in the same consideration and manner, is simultaneously paid or declared, as the case may be, on each share of Series A Preferred Stock in an amount determined as described above.

                          CONVERSION INTO COMMON STOCK

Each shareholder of our Series A Preferred Stock ("Holder") may convert the convertible preferred stock at a conversion rate of 40 shares of common stock for each share of convertible preferred stock. No payment is required in connection with a conversion. We will not make any adjustment to the conversion price for accrued or unpaid dividends upon conversion. We will not issue fractional shares of common stock upon conversion. If conversion of the Series A Preferred Stock would create a fractional share of Common Stock to a holder or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion, shall be rounded up to the next higher number of shares.

In order to convert shares of convertible preferred stock, the Holder must deliver the Series A Preferred Stock certificate to us at our office or to the office of the transfer agent for our Common Stock along with a duly signed and completed Notice Of Conversion.

The conversion date will be the date of delivery of the convertible Series A Preferred Stock certificate and the duly signed and completed Notice Of

Conversion to us or our transfer agent. The Holder will not be required to pay any U.S. federal, state or local issuance taxes or duties or costs incurred by us on conversion, but will be required to pay any tax or duty payable as a result of the common stock upon conversion being issued other than in your name. We will not issue common stock certificates unless all taxes and duties, if any, have been paid by the Holder.

No commission or other remuneration will be paid or given, directly or indirectly, for soliciting a conversion.

                         NO CONVERSION RATE ADJUSTMENTS

The conversion rate for our Series A Preferred Stock is 40 shares of Common Stock per one share of Series A Preferred Stock. There shall be no adjustments for stock dividends or other distributions common stock on shares of our common stock, subdivisions (splits) of our common stock, combinations (reverse-splits) of our common stock, recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange.

                             LIQUIDATION PREFERENCE

Upon the liquidation, dissolution or winding up of the business of the Company, whether voluntary or involuntary, each holder of Series A Preferred Stock shall be entitled to receive, out of the legally available assets of the Company, a preferential amount in cash equal to (and not more than) $.10 per share. All preferential amounts to be paid to the holders of Series A Preferred Stock in connection with such liquidation, dissolution or winding up shall be paid before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to the holders of (i) any other class or series of capital stock whose terms expressly provide that the holders of Series A Preferred Stock should receive preferential payment with respect to such distribution (to the extent of such preference) and (ii) the Corporation's Common Stock. If upon any such distribution the assets of the Corporation shall be insufficient to pay the holders of the outstanding shares of Series A Preferred Stock (or the holders of any class or series of capital stock ranking on a parity with the Series A Preferred Stock as to distributions in the event of a liquidation, dissolution or winding up of the Corporation) the full amounts to which they shall be entitled, such holders shall share ratably in any distribution of assets in accordance with the sums which would be payable on such distribution if all sums payable thereon were paid in full.

Any distribution in connection with the liquidation, dissolution or winding up of the Corporation, or any bankruptcy or insolvency proceeding, shall be made in cash to the extent possible. Whenever any such distribution shall be paid in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

Neither the sale, lease or other transfer of all or substantially all of the property or business of the Company, nor the merger or consolidation of the Company into or with any other corporation or other business entity, nor the merger or consolidation of any other corporation or other business entity into or with the Corporation shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purpose of Series A Preferred Stock liquidation rights.

                                 DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

                             SHARE PURCHASE WARRANTS

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

                                     OPTIONS

We have not issued and do not have outstanding any options to purchase shares of our common stock.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Michael T. Studer CPA P.C., to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The validity of the common stock to be sold by the selling stockholders under this prospectus will be passed upon for us by Batcher Zarcone & Baker, LLP.

                   INFORMATION WITH RESPECT TO THE REGISTRANT

                             DESCRIPTION OF BUSINESS

                                   IN GENERAL

We have commenced operations as an exploration stage company. We are engaged in the acquisition, and exploration of mineral properties with a view to exploiting any mineral deposits we discover that demonstrate economic feasibility. Pursuant to a Mineral Property Purchase Agreement dated March 3, 2005, we acquired a 100% undivided right, title and interest in a total of six mineral claim cells, known collectively as the Copper Road I - VI claim, covering 150 hectares and located Approx 2 Kilometers East of Deep Water Bay (N.T.S. 92K/03W) Quadra Island of British Columbia. We have renewed our claim on an annual basis, and we intend to renew our Claim, which currently expires January 31, 2009, prior to its expiration. There is no assurance that a commercially viable mineral deposit exists on the property. Further exploration will be required before a final evaluation as to the economic and legal feasibility is determined. We do not have any current plans to acquire interests in additional mineral properties, though we may consider such acquisitions in the future.

Mineral property exploration is typically conducted in phases. Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration. Once we have completed and evaluated each phase of exploration, we will make a decision as to whether or not we proceed with each successive phase based upon the analysis of the results of that phase. Our directors will make this decision based upon the recommendations of the independent geologist who oversees the program and records the results. We have completed the initial phase of exploration on the Copper Road I - VI claim. Our professional consulting geologist, Mr. Laurence Sookochoff, has provided his geological report for the results of Phase I exploration. Pursuant to the Phase I results, he has recommended that we initiate Phase II of our exploration program, which will consist of localized magnetometer and soil surveys over the prime indicated anomalous zones. The additional work program is estimated to cost U.S. $6,300 and further work will be dependent on the results of the recommended additional program.

Our plan of operation is to conduct Phase II exploration work on the Copper Road I - VI claim in order to ascertain whether it possesses economic quantities of copper and precious metals. There can be no assurance that an economic mineral deposit exists on the Copper Road I - VI claim until appropriate exploration work is done and an economic evaluation based on such work concludes that production of minerals from the property is economically feasible.

Even if we complete our proposed exploration programs on the Copper Road I - VI claim and we are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

                        DESCRIPTION, LOCATION AND ACCESS

The Copper Road I - VI claim property is located on Quadra Island, which is between Vancouver Island and the British Columbia mainland, within three kilometres off the east coast of Vancouver Island. The coordinates of the property are 125(degree) 18' 05" W Longitude and 50(degree) 11' 05" N Latitude in the Nanaimo Mining Division, within Map Sheet NTS 082K03W. The property is accessible by ferry from the city of Campbell River to Quathiaski Cove on Quadra Island, then inland by road approximately 21 kilometres. Facilities and skilled population Campbell River are readily available and will provide all the necessary services needed for property exploration. According to the report provided by Mr. Sookochoff, sufficient water for all phases of the exploration program could be available from numerous water courses within the confines of the property.

               THE COPPER ROAD I - VI PROPERTY PURCHASE AGREEMENT

On March 3, 2005, we entered into an agreement with Larry Sostad of Vancouver, British Columbia, whereby he sold a 100% undivided right, title and interest in and to the Copper Road I - VI mineral claim for $3,500.

The Copper Road I - VI claim consists of one mineral claim comprising a six cell claim block with an area of approximately 150 hectares. The property includes a mineralized shear zone from which historic production of some 4,736 tonnes of mineralized material was reportedly mined from which approximately 87,181 grams silver, 716 grams gold, and 182,729 kilograms of copper were recovered.

To maintain the ownership of the claims, we are obligated to either complete exploration work of one hundred dollars per cell per year for three years thence two hundred dollars per cell thereafter or the payment of the equivalent of cash in lieu prior to the Expiry Date, which is currently January 31, 2009.

                  INFRASTRUCTURE AND CONDITION OF THE PROPERTY

The Copper Road I - VI claim is free of mineral workings. There is no equipment or other infrastructure facilities located on the property. There is no power source located on the property. We will need to use portable generators if we require a power source for exploration of the Copper I - VI claim.

                                 MINERALIZATION

The Copper Road I - VI claim mineralization is descried in the 1963 Minister of Mines Report as comprised of quartz and copper sulfides occurring in variable amounts within the shear zone (a tabular zone of rock which has been crushed due to "shearing" along a fault or zone of weakness). Historic production was obtained from two main mineralized "shoots" hosted by a shear zone indicated to have a width of up to nine metres and to extend for 1,400 metres along strike (the direction of a vein or rock formation measured on a level surface). Mineralization, although sparse in drill hole intersections testing an IP anomaly 1,000 feet distant, has been defined to a depth of 200 feet. Mineralization is comprised of quartz, calcite, bornite, chalcocite, chalcopyrite, native copper and malachite.

The complete text of the 1963 Minister of Mines Report can be found on the Ministry of Energy, Mines and Petroleum Resources' website at http://www.em.gov.bc.ca/dl/gsbpubs/annualreports/ar_1963.pdf.

                               EXPLORATION HISTORY

Previous exploration included diamond drilling and geophysical surveys from which estimates of mineral reserves were 115,000 tons copper and silver grading 2.8% Cu and 0.5oz Ag per ton by Anaconda by H. Wahl, P.Eng., (1983) and 60,000 tons of +2% copper subject to confirmation by drilling and underground exploration (Wahl, 1983). Metallurgical tests completed in 1998 indicated that a recovery of 91% of the copper could be achieved. It was stated that the good cupper recover by flotation suggests that an all-flotation procedure may be a viable process for recovery.

             GEOLOGICAL ASSESSMENT REPORT: COPPER ROAD I - VI CLAIM

We commissioned Mr. Laurence Sookochoff to prepare a geological report on the Copper Road I - VI claim. Mr. Sookochoff holds bachelor if science degree in geology from the University of British Columbia and has practiced his profession as a geologist for over 38 years. He is a member of the Association of Professional Engineers and Geoscientists of the Province of British Columbia. The report summarizes the results of prior exploration and makes recommendations for further exploration.

INITIAL REPORT - JUNE 13, 2005:

Based on his review of the Copper Road I - VI claim, Mr. Sookochoff concludes that the Copper Road I - VI claim is located in a favorable geological environment for the occurrence of copper mineralization. Mr. Sookochoff recommends that we commence Phase II exploration program which consists of localized general magnetometer and soil surveys over the prime indicated anomalous zones.

Following the results of Phase II, further exploration pursuant to Phase III of our exploration plan would entail geological mapping and trenching and sampling of anomalous zones. Geological mapping involves plotting previous exploration data relating to a property on a map in order to determine the best property locations to conduct subsequent exploration work. Phase IV would consist of drill testing anomalous or mineralized zones if warranted by the results of the preceding phases. Drilling involves extracting a long cylinder of rock from the ground to determine amounts of metals at different depths. Pieces of the rock obtained, known as drill core, are analyzed for mineral content.

UPDATED REPORT - JULY 17, 2006:

Phase I of our exploration program consisted of trenching and sampling on the Copper Road property. The samples assayed significant values for copper. Based on the results of the Phase I exploration program, Mr. Sookochoff has suggested that we commence Phase II of our exploration program. The estimated cost of this work is U.S. $6,300. Further work will be dependent upon the results of the above recommended program.

                                 PROPOSED BUDGET

Approximate total costs for the recommended four phase program are as following:

Phase I (completed)
Compilation of previous exploration data; Analysis of the data, compilation map and investigate the anomalous areas along the shear zone that are indicated to contain mineralization

TOTAL PHASE I COSTS (actual):                              $ 6,300

Phase II
Localized general magnetometer and soil
Surveys over the prime indicated
anomalous zones

TOTAL PHASE II COSTS:                                      $ 6,300

Phase III
Detailed magnetometer and soil surveys.

TOTAL PHASE III COSTS:                                     $12,600

Phase IV
Test diamond drilling of the targets delineated within the potential exploration sites.

TOTAL PHASE IV COSTS:                                      $29,400
                                                           -------

GRAND TOTAL EXPLORATION COSTS:                             $54,600
                                                           =======

                      COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in British Columbia specifically.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the currently planned work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

     -    Water discharge will have to meet water standards;
     -    Dust generation will have to be minimal or otherwise re-mediated;
     - Dumping of material on the surface will have to be re-contoured and re-vegetated;
     - An assessment of all material to be left on the surface will need to be environmentally benign;
     -    Ground water will have to be monitored for any potential contaminants;
     - The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and
     - There will have to be an impact report of the work on the local fauna and flora.

                                    EMPLOYEES

We have no employees as of the date of this prospectus other than our director.

                      RESEARCH AND DEVELOPMENT EXPENDITURES

We have not incurred any other research or development expenditures since our incorporation.

                                  SUBSIDIARIES

We do not have any subsidiaries.

                             PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

                           REPORTS TO SECURITY HOLDERS

The Company will furnish shareholders with audited annual financial reports certified by the Company's independent accountants.

The Company is a reporting issuer with the Securities and Exchange Commission. The Company will file annual reports on Form 10-KSB, quarterly reports on Form 10-QSB, current reports on Form 8-K and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended as required to maintain the fully reporting status.

You may read and copy any materials Wolf Resources, Inc. will file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20002. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

                               PLAN OF OPERATIONS

From inception to date, we have completed the initial phase of exploration on the Copper Road I - VI claim, completed assaying samples taken from the property during Phase I field exploration and received an updated geological report from our professional consulting geologist for the Phase I exploration.

We have incurred sufficient property expenditures to satisfy the first year requirements of our Property Purchase Agreement.

Our plan of operation for the twelve months is to complete Phase II of the additional work recommended in our professional consulting geologist's June 13, 2005 report. We plan to raise additional funds so that we can commence the Phase II work program on the Copper Road I - VI claim in the spring of 2009. The program should take up to a one month to complete. Although we have no current estimate of these revised phases of exploration we will need to incur a total of $600.00 before January 30, 2009 in order to maintain ownership of our property claims. The exploration work will be conducted by our trustee, Mr. Larry Sostad, who will be supervised by Mr. Laurance Sookochoff, our professional consulting geologist. They will each provide their services at standard market rates within the context of our exploration plan budget. Our agreements with each of Mr. Sostad and Mr. Sookochoff for their services are verbal.

We do not have any verbal or written agreement regarding the retention of any qualified engineer or geologist for this exploration program.

In addition to the exploration program costs, we estimate we will incur $5,000 in administrative costs for the year following the date of this annual report.

Total expenditures related to exploration over the next 12 months are therefore expected to be approximately $6,300.

While we have enough funds for our anticipated administrative costs for the next year, we will require additional funding in order to cover Phase II and III exploration programs on the Copper Road I - VI claim. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock or from director loans. We do not have any arrangements in place for any future equity financing or loans.

If we are successful in our exploration program and identify a mineral deposit on the Copper Road I - VI claim we will still have to spend substantial funds on further drilling and engineering studies to determine if the deposit is commercially viable.

                             DESCRIPTION OF PROPERTY

We do not possess any interest in real property. Our interest in the Copper Road I - VI mineral claim only provides us with the right to explore for and extract minerals from the property area.

                                LEGAL PROCEEDINGS

We are currently not a party to any legal proceedings.

 MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

                 NO ESTABLISHED TRADING MARKET FOR COMMON STOCK

Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "WLFR.OB". However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. There is no established public trading market for the Series A Preferred Stock being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing our Series A Preferred Stock on any securities exchange or for quotation on the any securities market. Without an active market, the liquidity of the Series A Preferred Stock will be limited.

                        STOCKHOLDERS OF OUR COMMON SHARES

As of the date of this registration statement, we have 40 registered shareholders.

                                 RULE 144 SHARES

A total of 4,000,000 shares of our common stock are available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least six months, provided that the company has been subject to the reporting requirements of the Securities Act of 1934 for a minimum of 90 days, is entitled to sell within any three month period a number of shares that does not exceed the greater of:

     1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 85,000, shares as of the date of this prospectus; or

     2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 4,000,000 shares that may be sold pursuant to Rule 144.

                               REGISTRATION RIGHTS

We have not granted registration rights to the selling shareholders or to any other persons.

                                    DIVIDENDS

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

     1. we would not be able to pay our debts as they become due in the usual course of business; or

     2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

       SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

We currently do not have any securities authorized for issuance under equity compensation plans.

                              FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS:

     1.   Auditors' Report;

     2. Audited financial statements for the periods ending July 31, 2007 and July 31, 2006, including:

          a.   Balance Sheet;
          b.   Statement of Operations;
          c.   Statement of Cash Flows;
          d.   Statement of Stockholders' Equity; and
          e.   Notes to the Audited Financial Statements

     3. Interim financial statements (unaudited) for the period ending April 30, 2008, including:

          a.   Balance Sheet;
          b.   Statement of Operations;
          c.   Statement of Cash Flows;
          d.   Statement of Stockholders' Equity; and
          e.   Notes to the Interim Financial Statements (unaudited)

   RESULTS OF OPERATIONS FOR THE PERIOD FROM INCEPTION THROUGH APRIL 30, 2008

We have not earned any revenues from our incorporation on February 22, 2005 to April 30, 2008. We do not anticipate earning revenues unless we enter into commercial production on the Copper Road I - VI claim, which is doubtful. We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the property, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $77,255 for the period from our inception on February 22, 2005 to July 31, 2007. These operating expenses were comprised of accounting and audit fees, mineral property costs, organization costs, regulatory fees and filings, donated management services, office rent, and office, bank charges and other sundries, net of interest income.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our accountants.

           QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

See Risks Factors, Page 5.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

DIRECTORS:

Name of Director                 Age
----------------                 ---
Christopher Paterson             42

Robert Roth                      36

EXECUTIVE OFFICERS:

Name of Officer                  Age                           Office
---------------                  ---                           ------
Christopher Paterson             42                  President, CEO, Secretary,
                                                     Treasurer and Director

                            BIOGRAPHICAL INFORMATION

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

MR. CHRISTOPHER PATERSON has acted as our President, CEO, Secretary and Treasurer since our incorporation on February 22, 2005. From 2000 to present, Mr. Paterson acted as a Business Consultant and investor. After receiving his degree in Marketing in 1987 Mr. Paterson went on to work for John Tann Ltd.
(UK), a security equipment manufacturer, where he held various positions in Sales and Marketing until 1994. He then worked for Honeywell Ltd. where he was responsible for the financial and large commercial portfolios for the company until 1998. With his proven management skills and vast business experience, including the funding of Mining and Exploration companies, he is positioned to capitalize on the opportunities present in this growing sector. Mr. Paterson does not have any professional training or technical credentials in the exploration, development and operation of mines. Mr. Paterson intends to devote approximately 25% of his business time to our affairs.

MR. ROBERT ROTH received his Masters in Business Administration from Cal Poly San Luis Obispo, in 1998. Since that date, Mr. Roth has assisted companies in the areas of marketing, product management, process management, usability, public relations, advertising, customer retention, communications and graphic design. From May, 1998 to present, Mr. Roth has worked with such companies as:
SimpleNet, Broadcast.com, Yahoo!, NetIdentity, NamePlanet, ThatYear, and Infommersion. Mr. Roth has experience as a member of the board of directors for the following organizations: iLounge San Diego Conference Planning Committee, San Diego iMarketers, NIRSA.

                                 TERM OF OFFICE

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officer is appointed by the board of directors and will hold office until removed by the board.

                              SIGNIFICANT EMPLOYEES

We have no significant employees other than the officer and director described above.
                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

The table below summarizes all compensation awarded to, earned by, or paid to our executive officer by any person for all services rendered in all capacities to us for the fiscal period from our inception on February 22, 2005 to April 30, 2008 and the subsequent period to the date of this prospectus.

                               ANNUAL COMPENSATION

                                                                  Restricted
                                                         Other      Stock     Options/      LTIP       Other
Name         Title           Year     Salary    Bonus    Comp.     Awarded     SARs(#)    payouts($)   Comp
----         -----           ----     ------    -----    -----     -------     -------    ----------   ----
Christopher   Pres. CEO/     2005       $0        0        0          0           0            0         0
Paterson      CFO/Sec.       2006       $0        0        0          0           0            0         0
              Treas.         2007       $0        0        0          0           0            0         0

                               STOCK OPTION GRANTS

We have not granted any stock options to the executive officers since our inception.

                              CONSULTING AGREEMENTS

We do not have any employment or consulting agreement with Mr. Paterson. We do not pay him any amount for acting as director.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                                                   Amount of
Title of              Name and address             beneficial           Percent
 Class              of beneficial owner            ownership           of class
 -----              -------------------            ---------           --------
COMMON         Christopher Paterson                2,000,000             23.53%
STOCK          President, CEO
               Secretary and Treasurer
               Director
               200 - 675 West Hastings St.
               Vancouver, BC V6B 1N2  CANADA

               Robert Roth                         2,000,000             23.53%
               Director
               6354 Caminito del Cervato
               San Diego,  CA  92111

COMMON         All officers and directors          4,000,000             47.06%
STOCK          as a group that consists of          shares
               two persons

The percent of class is based on 8,500,000 shares of common stock issued and outstanding as of the date of this prospectus.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our president, Mr. Christopher Paterson, provides management services and office premises to us free of charge. From our inception on February 22, 2005 to April 30, 2008, the management services and office premises were valued at $27,600.00. These amounts were charged to operations.

Otherwise, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

          *    Any of our directors or officers;
          *    Any person proposed as a nominee for election as a director;
          * Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
          *    Our sole promoter, Christopher James Paterson;
          * Any member of the immediate family of any of the foregoing persons.

                              DIRECTOR INDEPENDENCE

The OTC Bulletin Board does not have any director independence requirements. However, using the definition of "independent director" contained under NASDAQ Marketplace Rule 4200(a)(15), we believe that Robert Roth is classified as an independents director.

                              FINANCIAL STATEMENTS


                              Wolf Resources, Inc.
                        (Formerly Cantop Ventures, Inc.)
                          Audited Financial Statements
                           For the Fiscal Years Ending
                         July 31 2007 and July 31, 2006

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Cantop Ventures, Inc.

I have audited the accompanying balance sheets of Cantop Ventures, Inc. (the "Company") as of July 31, 2007 and 2006, and the related statements of operations, changes in stockholders' equity (deficiency), and cash flows for the years then ended and for the period February 22, 2005 (inception) to July 31, 2007. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of July 31, 2007 and 2006 and the results of its operations and cash flows for the years then ended and for the period February 22, 2005 (inception) to July 31, 2007 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's present financial situation raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                         /s/ Michael T. Studer CPA P.C.
                                         -----------------------------------

Freeport, New York
September 20, 2007

Wolf Resources, Inc.
(formerly Cantop Ventures, Inc.)
(An Exploration Stage Company)
Balance Sheets (audited)
(Expressed in US Dollars)
--------------------------------------------------------------------------------

                                                                           July 31,           July 31,
                                                                             2007               2006
                                                                           --------           --------
                                     ASSETS

CURRENT ASSETS
  Cash                                                                     $    358           $  8,125
                                                                           --------           --------

TOTAL ASSETS                                                               $    358           $  8,125
                                                                           ========           ========

                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES
  Accounts payable and accrued liabilities                                 $  2,247           $  5,000
  Due to related party                                                        5,000                700
                                                                           --------           --------
TOTAL CURRENT LIABILITIES                                                     7,247              5,700
                                                                           --------           --------
STOCKHOLDERS' EQUITY (DEFICIENCY)
  Preferred stock, $0.001 par value;
    Authorized 20,000,000 shares,
    Issued and outstanding:
    0 and 0 shares, respectively                                                 --                 --
  Common stock, $0.001 par value;
    Authorized: 100,000,000 shares,                                              --                 --
    Issued and outstanding:
    8,500,000 and 8,500,000 shares, respectively                              8,500              8,500
  Additional paid-in capital                                                 43,800             35,400
  Deficit accumulated during the exploration stage                          (59,189)           (41,475)
                                                                           --------           --------
TOTAL STOCKHOLDERS' EQUITY (DEFICIENCY)                                      (6,889)             2,425
                                                                           --------           --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)                    $    358           $  8,125
                                                                           ========           ========

See notes to financial statements.

Wolf Resources, Inc.
(formerly Cantop Ventures, Inc.)
(An Exploration Stage Company)
Statements of Operations (audited)
(Expressed in US Dollars)
--------------------------------------------------------------------------------

                                                                                         Cumulative during the
                                                                                           exploration stage
                                                               Year ended July 31,       February 22, 2005 to
                                                           ---------------------------         July 31,
                                                              2007             2006              2007
                                                           ----------       ----------        ----------
REVENUE                                                    $       --       $       --        $       --
                                                           ----------       ----------        ----------

Total Revenue                                                      --               --                --
                                                           ==========       ==========        ==========
EXPENSES
  Mining property exploration costs                                --            7,500             9,500
  Impairment of mining property acquisition costs                  --               --             3,500
  General and administrative                                   17,714           19,667            46,189
                                                           ----------       ----------        ----------
Total Costs and Expenses                                       17,714           27,167            59,189
                                                           ----------       ----------        ----------

NET INCOME (LOSS)                                          $  (17,714)      $  (27,167)       $  (59,189)
                                                           ==========       ==========        ==========

NET LOSS PER SHARE
  Basic and diluted                                        $    (0.00)      $    (0.00)
                                                           ==========       ==========
NUMBER OF COMMON SHARES USED TO COMPUTE LOSS PER SHARE
  Basic and Diluted                                         8,500,000        8,500,000
                                                           ==========       ==========


See notes to financial statements.

Wolf Resources, Inc.
(formerly Cantop Ventures, Inc.)
(An Exploration Stage Company)
Statements of Stockholders' Equity (Deficiency) (audited)
For the period February 22, 2005 (Inception) to July 31, 2007
(Expressed in US Dollars)
--------------------------------------------------------------------------------

                                                                                                   Deficit
                                           Common Stock, $0.001                     Common       Accumulated      Total
                                                Par Value          Additional       Stock        During the    Stockholders'
                                         ---------------------      Paid-in      Subscription    Development      Equity
                                         Shares         Amount      Capital         Unpaid          Stage      (Deficiency)
                                         ------         ------      -------         ------          -----      ------------
Common stock issued for cash
  -  March, 2005 at $0.001              2,000,000     $  2,000      $    --        $     --      $      --       $  2,000
  -  June, 2005 at $0.001               3,500,000        3,500           --          (3,500)            --             --
  -  July, 2005 at $0.001                 500,000          500           --              --             --            500
  -  July, 2005 at $0.01                2,500,000        2,500       22,500              --             --         25,000
Donated services                                                      4,500                                         4,500
Net loss for the period February 22,
 2005 (inception) to July 31, 2005                                                                 (14,308)       (14,308)
                                       ----------     --------      -------        --------      ---------       --------
Balance, July 31, 2005                  8,500,000        8,500       27,000          (3,500)       (14,308)        17,692
Common stock subscriptions paid                --           --           --           3,500             --          3,500
Donated services                               --           --        8,400              --             --          8,400
Net loss for the year ended
 July 31, 2006                                 --           --           --              --        (27,167)       (27,167)
                                       ----------     --------      -------        --------      ---------       --------
Balance, July 31, 2006                  8,500,000     $  8,500      $35,400        $     --      $ (41,475)      $  2,425
Donated services                               --           --        8,400              --             --          8,400
Net loss for the year                          --           --           --              --        (17,714)       (17,714)
                                       ----------     --------      -------        --------      ---------       --------

Balance, April 30, 2007                 8,500,000     $  8,500      $43,800        $     --      $ (59,189)      $ (6,889)
                                       ==========     ========      =======        ========      =========       ========

See notes to financial statements.

Wolf Resources, Inc.
(formerly Cantop Ventures, Inc.)
(An Exploration Stage Company)
Statements of Cash Flows (audited)
(Expressed in US Dollars)
--------------------------------------------------------------------------------

                                                                                                 Cumulative during the
                                                                                                   exploration stage
                                                                      Year ended July 31,        February 22, 2005 to
                                                                  ---------------------------           July 31,
                                                                    2007               2006               2007
                                                                  --------           --------           --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                               $(17,714)          $(27,167)          $(59,189)
  Adjustments to reconcile net income (loss) to
   net cash provided by (used for) operating activities:
     Impairment of mining property acquisition costs                    --                 --              3,500
     Donated services                                                8,400              8,400             21,300
  Changes in operating assets and liabilities:
     Accounts payable and accrued liabilities                       (2,753)             1,358              2,247
                                                                  --------           --------           --------
NET CASH PROVIDED BY (USED FOR) OPERATING ACTIVITIES               (12,067)           (17,409)           (32,142)
                                                                  --------           --------           --------
CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisition of mining property                                        --                 --             (3,500)
                                                                  --------           --------           --------
NET CASH PROVIDED BY (USED FOR) INVESTING ACTIVITIES                    --                 --             (3,500)
                                                                  --------           --------           --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Sales of common stock                                                 --              3,500             31,000
  Due to related party                                               4,300                 --              5,000
                                                                  --------           --------           --------
NET CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES                 4,300              3,500             36,000
                                                                  --------           --------           --------
INCREASE (DECREASE) IN CASH                                         (7,767)           (13,909)               358

CASH, BEGINNING OF PERIOD                                            8,125             22,034                 --
                                                                  --------           --------           --------

CASH, END OF PERIOD                                               $    358           $  8,125           $    358
                                                                  ========           ========           ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Interest paid                                                   $     --           $     --           $     --
                                                                  ========           ========           ========
  Income taxes paid                                               $     --           $     --           $     --
                                                                  ========           ========           ========

See notes to financial statements.

                              Wolf Resources, Inc.
                        (Formerly Cantop Ventures, Inc.)
                      Notes to Audited Financial Statements
                   For the Years Ended July 31, 2007 and 2006


Note 1 Organization and Business Operations

     Cantop Ventures, Inc. (the "Company") was incorporated in the State of Nevada on February 22, 2005. The Company is an Exploration Stage Company as defined by Statement of Financial Accounting Standards ("SFAS") No. 7. The Company has acquired a mineral property located in the Province of British Columbia, Canada, and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of amounts from the property will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and to complete the development of the property, and upon future profitable production or proceeds for the sale thereof.

Note 2 Summaries of Significant Accounting Policies

     Basis of Presentation

     These financial statements have been prepared on a "going concern" basis, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, as of July 31, 2007, the Company had cash of $358 and a stockholders' deficiency of $6,889. Further, since inception, the Company has incurred a net loss of $59,189. These factors create substantial doubt as to the Company's ability to continue as a going concern. The Company plans to improve its financial condition by obtaining new financing. However, there is no assurance that the Company will be successful in accomplishing this objective. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

     Mineral Property Costs

     The Company is in the exploration stage since its incorporation and inception on February 22, 2005 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property acquisition costs are capitalized and are charged to operations as the value is impaired. Exploration costs are expensed until proven and probable reserves are established. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserves.

     Use of Estimates and Assumptions

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Foreign Currency Translation

     The Company's functional and reporting currency is the United States dollar.

     Financial Instruments

     The carrying value of the Company's financial instruments, consisting of cash, accounts payable and accrued liabilities, and due to related party, approximates their fair value due to the short maturity of these instruments.

     Environmental Costs

     Environmental expenditures that relate to current operations are charged to operations or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are charged to operations.
     Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company's commitments to a plan of action based on the then known facts.

     Income Taxes

     Income taxes are accounted for under the assets and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

     Basic and Diluted Net Loss Per Share

     The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive.

     Stock-based Compensation

     Stock-based compensation is accounted for at fair value in accordance with SFAS Nos. 123 and 123R. To date, the company has not adopted a stock option plan and has not granted any stock options.

     Cash and Cash Equivalents

     The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

Note 3 Mineral Property

     Pursuant to a mineral property purchase agreement dated March 3, 2005, the Company acquired a 100% undivided right, title and interest in the Copper Road I -VI mineral claim, located approximately 2 kilometres East of Deep

     Water Bay, Quadra Island of British Columbia, Canada for $3,500. The Tenure Number ID is 526652, which expires March 3, 2008. The property is in the name of Larry Ralph W. Sostad held by him in trust for the Company.

     In June 2005, the Company received an evaluation report from a third party consulting firm recommending an exploration program with a total estimated cost of $65,000. Due to lack of working capital, the Company has not completed this program. At July 31, 2005, the Company provided a $3,500 reserve for impairment of the mining property acquisition costs.

Note 4 Due to Related Party

     The $5,000 amount due to related party at July 31, 2007 is due a director of the Company, is non-interest bearing, and is due on demand.

Note 5 Common Stock

     During the period from February 22, 2005 (Inception) to July 31, 2006 the Company sold a total of 8,500,000 shares of common stock to 40 individuals and received total cash proceeds of $31,000. 4,000,000 shares were sold to company officers and directors at a price of $0.001 per share. 2,000,000 shares were sold to other individuals at a price of $0.001 per share, and 2,500,000 shares were sold to other individuals at a price of $0.01 per share. On June 30, 2006, the Securities and Exchange Commission declared effective the Company's Registration Statement on Form SB-2 to register the 4,500,000 shares of common stock not owned by company officers and directors.

     At July 31, 2007, there are no outstanding stock options or warrants.

Note 6 Income Taxes

     No provisions for income taxes have been recorded since the Company has incurred losses since inception. Based on management's present assessment, the Company has not yet determined it to be more likely than not that a deferred tax asset of $ 11,692 attributable to the future utilization of the net operating loss carryforward of $34,389 as of July 31, 2007 will be realized. Accordingly, the Company has provided a 100% allowance against the deferred tax asset in the financial statements. The Company will continue to review this valuation allowance and make adjustments as appropriate. The net operating loss carryforward expires $6,308 in year 2025, $18,767 in year 2026, and $9,314 in year 2027.

     Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited.

Note 7 Related Party Transactions

     The president of the Company provides management services and office space to the Company at no cost. For the years ended July 31, 2007 and 2006, these services were valued at $8,400 per year and expensed, with the same amounts added to additional paid in capital.

Note 8 Subsequent Event (Unaudited)

     On May 23, 2008, the Company certified the designation of 1,500,000 shares (of its 20,000,000 total authorized shares of preferred stock) as "Series A Preferred Stock". Each share of Series A Preferred Stock has a stated value and liquidation preference of $.10, has no voting rights, is convertible at the option of the holder into 40 shares of the Company's common stock, and is entitled to noncumulative dividends when, if and as declared by the Board of Directors, at 6% of its par value per annum in preference to any dividends on the Company's common stock. In the event that dividends are declared on the common stock, each share of Series A Preferred Stock is entitled to receive a dividend equal to 40 times the dividend per share of common stock.

     On May 28, 2008, the Company filed a Registration Statement on Form S-1 with the United States Securities and Exchange Commission to sell up to 1,500,000 shares of Series A Preferred Stock at a price of $.10 per share or $150,000 total in a "best efforts" self-underwriting.

                              Wolf Resources, Inc.
                        (Formerly Cantop Ventures, Inc.)
                    Interim (Unaudited) Financial Statements
                      For the Period Ending April 30, 2008

Wolf Resources, Inc.
(formerly Cantop Ventures, Inc.)
(An Exploration Stage Company)
Balance Sheets
(Expressed in US Dollars)
--------------------------------------------------------------------------------

                                                                           April 30,          July 31,
                                                                             2008               2007
                                                                           --------           --------
                                                                          (Unaudited)        (Audited)
                                     ASSETS

CURRENT ASSETS
  Cash                                                                     $    511           $    358
                                                                           --------           --------

TOTAL ASSETS                                                               $    511           $    358
                                                                           ========           ========

                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES
  Accounts payable and accrued liabilities                                 $     --           $  2,247
  Due to related party                                                       19,166              5,000
                                                                           --------           --------
TOTAL CURRENT LIABILITIES                                                    19,166              7,247
                                                                           --------           --------
STOCKHOLDERS' EQUITY (DEFICIENCY)
  Preferred stock, $0.001 par value;
   Authorized 20,000,000 shares,
   Issued and outstanding:
   0 and 0 shares, respectively                                                  --                 --
  Common stock, $0.001 par value;
   Authorized: 100,000,000 shares,
   Issued and outstanding:
   8,500,000 and 8,500,000 shares, respectively                               8,500              8,500
  Additional paid-in capital                                                 50,100             43,800
  Deficit accumulated during the exploration stage                          (77,255)           (59,189)
                                                                           --------           --------
TOTAL STOCKHOLDERS' EQUITY (DEFICIENCY)                                     (18,655)            (6,889)
                                                                           --------           --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)                    $    511           $    358
                                                                           ========           ========

See notes to financial statements.

Wolf Resources, Inc.
(formerly Cantop Ventures, Inc.)
(An Exploration Stage Company)
Statements of Operations
(Expressed in US Dollars)
(Unaudited)
--------------------------------------------------------------------------------

                                                                                                     Cumulative during the
                                                                                                       exploration stage
                                       Three months ended April 30,    Nine months ended April 30,   (February 22, 2005 to
                                       ---------------------------     ---------------------------         April 30,
                                          2008             2007           2008             2007              2008)
                                       ----------       ----------     ----------       ----------        ----------
REVENUE                                $       --       $       --     $       --       $       --        $       --
                                       ----------       ----------     ----------       ----------        ----------

Total Revenue                                  --               --             --               --                --
                                       ==========       ==========     ==========       ==========        ==========

EXPENSES
  Mining property exploration costs            --               --             --               --             9,500
  Impairment of mining property
   acquisition costs                           --               --             --               --             3,500
  General and administrative                4,571            5,150         18,066           11,746            64,255
                                       ----------       ----------     ----------       ----------        ----------
Total Costs and Expenses                    4,571            5,150         18,066           11,746            77,255
                                       ----------       ----------     ----------       ----------        ----------

NET INCOME (LOSS)                      $   (4,571)      $   (5,150)    $  (18,066)      $  (11,746)       $  (77,255)
                                       ==========       ==========     ==========       ==========        ==========

NET LOSS PER SHARE
  Basic and diluted                    $    (0.00)      $    (0.00)    $    (0.00)      $    (0.00)
                                       ==========       ==========     ==========       ==========

NUMBER OF COMMON SHARES USED TO
COMPUTE LOSS PER SHARE
  Basic and Diluted                     8,500,000        8,500,000      8,500,000        8,500,000
                                       ==========       ==========     ==========       ==========


See notes to financial statements.

Wolf Resources, Inc.
(formerly Cantop Ventures, Inc.)
(An Exploration Stage Company)
Statements of Stockholders' Equity (Deficiency)
For the period February 22, 2005 (Inception) to April 30, 2008
(Expressed in US Dollars)
--------------------------------------------------------------------------------

                                                                                                   Deficit
                                           Common Stock, $0.001                     Common       Accumulated      Total
                                                Par Value          Additional       Stock        During the    Stockholders'
                                         ---------------------      Paid-in      Subscription    Development      Equity
                                         Shares         Amount      Capital         Unpaid          Stage      (Deficiency)
                                         ------         ------      -------         ------          -----      ------------
Common stock issued for cash
  -  March, 2005 at $0.001              2,000,000     $2,000        $    --        $     --      $      --       $  2,000
  -  June, 2005 at $0.001               3,500,000      3,500             --          (3,500)            --             --
  -  July, 2005 at $0.001                 500,000        500             --              --             --            500
  -  July, 2005 at $0.01                2,500,000      2,500         22,500              --             --         25,000
Donated services                               --         --          4,500              --             --          4,500
Net loss for the period February 22,
 2005 (inception) to July 31, 2005             --         --             --              --        (14,308)       (14,308)
                                       ----------     ------        -------        --------      ---------       --------
Balance, July 31, 2005                  8,500,000      8,500         27,000          (3,500)       (14,308)        17,692
Common stock subscriptions paid                --         --             --           3,500             --          3,500
Donated services                               --         --          8,400              --             --          8,400
Net loss for the year ended
 July 31, 2006                                 --         --             --              --        (27,167)       (27,167)
                                       ----------     ------        -------        --------      ---------       --------
Balance, July 31, 2006                  8,500,000      8,500         35,400              --        (41,475)         2,425
Donated services                               --         --          8,400              --             --          8,400
Net loss for the year ended
 July 31, 2007                                 --         --             --              --        (17,714)       (17,714)
                                       ----------     ------        -------        --------      ---------       --------
Balance, July 31, 2007                  8,500,000      8,500         43,800              --        (59,189)        (6,889)
Unaudited:
Donated services                               --         --          2,100              --             --          2,100
Net loss for the three months
 ended October 31, 2007                        --         --             --              --         (8,405)        (8,405)
                                       ----------     ------        -------        --------      ---------       --------
Balance, October 31, 2007               8,500,000      8,500         45,900              --        (67,594)       (13,194)
Donated services                               --         --          2,100              --             --          2,100
Net loss for the three months
 ended January 31, 2008                        --         --             --              --         (5,090)        (5,090)
                                       ----------     ------        -------        --------      ---------       --------
Balance, January 31, 2008               8,500,000      8,500         48,000              --        (72,684)       (16,184)
Net loss for the three months
 ended April 30, 2008                          --         --             --              --         (4,571)        (4,571)
                                       ----------     ------        -------        --------      ---------       --------
Balance, April 30, 2008                 8,500,000     $8,500        $50,100        $     --      $ (77,255)      $(18,655)
                                       ==========     ======        =======        ========      =========       ========

See notes to financial statements.

Wolf Resources, Inc.
(formerly Cantop Ventures, Inc.)
(An Exploration Stage Company)
Statements of Cash Flows
(Expressed in US Dollars)
(Unaudited)
--------------------------------------------------------------------------------

                                                                                                    Cumulative during
                                                                                                  the exploration stage
                                                                  Nine months ended April 30,     (February 22, 2005 to
                                                                  ---------------------------           April 30,
                                                                    2008               2007               2008)
                                                                  --------           --------           --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                               $(18,066)           (11,746)          $(77,255)
  Adjustments to reconcile net income (loss) to
   net cash provided by (used for) operating activities:
     Impairment of mining property acquisition costs                    --                 --              3,500
     Donated services                                                6,300              6,300             27,600
  Changes in operating assets and liabilities:
     Accounts payable and accrued liabilities                       (2,247)            (5,000)                --
                                                                  --------           --------           --------
NET CASH PROVIDED BY (USED FOR) OPERATING ACTIVITIES               (14,013)           (10,446)           (46,155)
                                                                  --------           --------           --------
CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisition of mining property                                        --                 --             (3,500)
                                                                  --------           --------           --------
NET CASH PROVIDED BY (USED FOR) INVESTING ACTIVITIES                    --                 --             (3,500)
                                                                  --------           --------           --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Sales of common stock                                                 --                 --             31,000
  Due to related party                                              14,166              4,300             19,166
                                                                  --------           --------           --------
NET CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES                14,166              4,300             50,166
                                                                  --------           --------           --------
INCREASE (DECREASE) IN CASH                                            153             (6,146)               511

CASH, BEGINNING OF PERIOD                                              358              8,125                 --
                                                                  --------           --------           --------

CASH, END OF PERIOD                                               $    511              1,979           $    511
                                                                  ========           ========           ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Interest paid                                                   $     --                 --           $     --
                                                                  --------           --------           --------
  Income taxes paid                                               $     --           $     --           $     --
                                                                  --------           --------           --------


See notes to financial statements.

                              Wolf Resources, Inc.
                        (formerly Cantop Ventures, Inc.)
                Notes to Interim (Unaudited) Financial Statements
                      For the Period Ending April 30, 2008


Note 1 Interim Financial Statements

     The unaudited financial statements as of April 30, 2008 and for the three and nine months ended April 30, 2008 and 2007 and for the period February 22, 2005 (inception) to April 30, 2008 have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with instructions to Form 10-QSB. In the opinion of management, the unaudited financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position as of April 30, 2008 and the results of operations and cash flows for the periods ended April 30, 2008 and 2007. The financial data and other information disclosed in these notes to the interim financial statements related to these periods are unaudited. The results for the three and nine month period ended April 30, 2008 is not necessarily indicative of the results to be expected for any subsequent quarter of the entire year ending July 31, 2008. The balance sheet at July 31, 2007 has been derived from the audited financial statements at that date.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to the Securities and Exchange Commission's rules and regulations. These unaudited financial statements should be read in conjunction with our audited financial statements and notes thereto for the year ended July 31, 2007 as included in our report on Form 10-KSB.

Note 2 Organization and Business Operations

     Wolf Resources, Inc. (formerly Cantop Ventures, Inc.) (the "Company") was incorporated in the State of Nevada on February 22, 2005. The Company is an Exploration Stage Company as defined by Statement of Financial Accounting Standards ("SFAS") No. 7. The Company has acquired a mineral property located in the Province of British Columbia, Canada, and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of amounts from the property will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and to complete the development of the property, and upon future profitable production or proceeds from the sale thereof.

Note 3 Mineral Property

     Pursuant to a mineral property purchase agreement dated March 3, 2005, the Company acquired a 100% undivided right, title and interest in the Copper Road I -VI mineral claim, located approximately 2 kilometres East of Deep Water Bay, Quadra Island of British Columbia, Canada for $3,500. The Tenure

     Number ID is 526652, which expires January 30, 2009. The property is in the name of Larry Ralph W. Sostad held by him in trust for the Company.

     In June 2005, the Company received an evaluation report from a third party consulting firm recommending an exploration program with a total estimated cost of $65,000. Due to lack of working capital, the Company has not completed this program. At July 31, 2005, the Company provided a $3,500 reserve for impairment of the mining property acquisition costs.

Note 4 Due to Related Party

     The $19,166 and $5,000 amounts due to related party at April 30, 2008 and July 31, 2007, respectively, are due a director of the Company, are non-interest bearing, and are due on demand.

Note 5 Common Stock

     During the period from February 22, 2005 (inception) to July 31, 2005 the Company sold a total of 8,500,000 shares of common stock to 40 individuals and received total cash proceeds of $31,000. 4,000,000 shares were sold to company officers and directors at a price of $0.001 per share. 2,000,000 shares were sold to other individuals at a price of $0.001 per share, and 2,500,000 shares were sold to other individuals at a price of $0.01 per share. On June 30, 2006, the Securities and Exchange Commission declared effective the Company's Registration Statement on Form SB-2 to register the 4,500,000 shares of common stock not owned by Company officer and directors.

     At April 30, 2008, there are no outstanding stock options or warrants.

Note 6 Income Taxes

     No provisions for income taxes have been recorded since the Company has incurred losses since inception. Based on management's present assessment, the Company has not yet determined it to be more likely than not that a deferred tax asset of $15,693 attributable to the future utilization of the net operating loss carryforward of $46,155 as of April 30, 2008 will be realized. Accordingly, the Company has provided a 100% allowance against the deferred tax asset in the financial statements. The Company will continue to review this valuation allowance and make adjustments as appropriate. The net operating loss carryforward expires $6,308 in year 2025, $18,767 in year 2026, $9,314 in year 2027, and $11,766 in year 2028.

     Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited.

Note 7 Related Party Transactions

     The president of the Company provides management services and office space to the Company at no cost. For the period February 22, 2005 (inception) to April 30, 2008, these services were valued at and expensed for a total of $27,600 ($4,500 in the period February 22, 2005 to July 31, 2005, $8,400 per year in the years ended July 31, 2006 and 2007, and $6,300 in the nine months ended April 30, 2008), with the same amounts added to additional paid-in capital.

Note 8 Subsequent Events

     On May 23, 2008, the Company certified the designation of 1,500,000 shares (of its 20,000,000 total authorized shares of preferred stock) as "Series A Preferred Stock". Each share of Series A Preferred Stock has a stated value and liquidation preference of $.10, has no voting rights, is convertible at the option of the holder into 40 shares of the Company's common stock, and is entitled to noncumulative dividends when, if and as declared by the Board of Directors, at 6% of its par value per annum in preference to any dividends on the Company's common stock. In the event that dividends are declared on the common stock, each share of Series A Preferred Stock is entitled to receive a dividend equal to 40 times the dividend per share of common stock.

     On May 28, 2008, the Company filed a Registration Statement on Form S-1 with the United States Securities and Exchange Commission to sell up to 1,500,000 shares of Series A Preferred Stock at a price of $.10 per share or $150,000 total in a "best efforts" self-underwriting.

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officer and director are indemnified as provided by the Nevada Revised Statutes (the "NRS") and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

     (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
     (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
     (3) a transaction from which the director derived an improper personal profit; and
     (4)  willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our director and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

     (1)  such indemnification is expressly required to be made by law;
     (2)  the proceeding was authorized by our Board of Directors;
     (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or
     (4)  such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Act, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                    EXHIBITS

Exhibit
Number                               Description
------                               -----------

 3.1 Articles of Incorporation (incorporated by reference in the Registration Statement on Form SB-2 filed with the SEC on September 30, 2005)


 3.2 Amended and Restated Articles of Incorporation (incorporated by reference in the Registration Statement on Form S-1 filed with the SEC on May 28, 2008)


 3.3 Bylaws (incorporated by reference in the Registration Statement on Form SB-2 filed with the SEC on September 30, 2005)


 3.4 Certificate of Designation of the Series A Preferred Stock of Wolf Resources, Inc. filed with the Nevada Secretary of State on May 23, 2008. (incorporated by reference in the Registration Statement on Form S-1 filed with the SEC on May 28, 2008)

 5.1 Legal opinion regarding tradability of stock provided herewith (incorporated by reference in the Registration Statement on Form S-1 filed with the SEC on May 28, 2008)


10.1 Mineral Property Purchase Agreement dated March 3, 2005 (incorporated by reference in the Registration Statement on Form SB-2 filed with the SEC on September 30, 2005)

10.2 Mineral Claim Title letter (incorporated by reference in the Registration Statement on Form SB-2 filed with the SEC on September 30, 2005)

10.3 Agreement to Extend Purchase and Sale Agreement (incorporated by reference in the Registration Statement on Form SB-2 filed with the SEC on September 30, 2005)

10.4 Updated Mineral Claim Title letter (incorporated by reference in the Registration Statement on Form SB-2 filed with the SEC on September 30, 2005)


23.1 Consent of Michael T. Studer, CPA P.C. (incorporated by reference in the Registration Statement on Form S-1 filed with the SEC on May 28, 2008)


99.1 Wahl Report (1983) (incorporated by reference in the Registration Statement on Form SB-2 filed with the SEC on September 30, 2005)

99.2 Evaluation Report on the Copper Road I-IV Mineral Claim (incorporated by reference in the Registration Statement on Form SB-2 filed with the SEC on September 30, 2005)

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
                                UNDERTAKINGS

The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          i. To include any Prospectus required by of the Securities Act of 1933;

          ii. To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          iii. To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Vancouver, Province of British Columbia, CANADA, on June 12, 2008.

                                   WOLF RESOURCES INC.


                                   By: /s/ Christopher Paterson
                                      ------------------------------------------
                                      Christopher Paterson
                                      President, Chief Executive Officer,
                                      Chief Financial Officer, Treasurer
                                      (Principal Accounting Officer)and Director



                                   By: /s/ Robert Roth
                                      ------------------------------------------
                                      Robert Roth, Director


                                      II-3